Exhibit 99.1

Albemarle to Expand Lithium Production Capabilities with Acquisition of Guangxi Tianyuan New Energy Materials Co., Ltd.

Acquisition will add conversion capacity in China near the Port of Qinzhou

CHARLOTTE, N.C., Sept. 30, 2021 - Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, announced today that its subsidiary, Albemarle Lithium UK Limited, has signed a definitive agreement to acquire all of the outstanding equity of Guangxi Tianyuan New Energy Materials Co., Ltd. (“Tianyuan”), a lithium converter located in Guangxi, China. Under terms of the agreement, Albemarle will acquire all outstanding equity from Tianyuan’s shareholders for approximately USD $200 million, subject to certain adjustments. Albemarle expects the transaction, which is subject to customary closing conditions, to close in early 2022.

Founded in 2017, Tianyuan’s operations include a recently constructed lithium processing plant strategically positioned near the Port of Qinzhou in Guangxi. The plant has designed annual conversion capacity of up to 25,000 metric tons LCE and is capable of producing battery-grade lithium carbonate and lithium hydroxide. It currently is in the commissioning stage and is expected to begin commercial production in the first half of 2022.

“The acquisition of Tianyuan, which owns and operates a newly constructed lithium processing plant, aligns with our strategy to pursue profitable growth in line with customer demand,” said Kent Masters, Albemarle CEO. “This will be a key component of our next wave of projects designed to increase our conversion capacity in a capital-efficient manner in the coming years. As the global transition to cleaner energy rapidly develops, this added lithium capacity will enable us to help our customers achieve their growth and sustainability ambitions.”

About Albemarle
Albemarle Corporation (NYSE: ALB) is a global specialty chemicals company with leading positions in lithium, bromine and catalysts. We think beyond business as usual to power the potential of companies in many of the world's largest and most critical industries, such as energy, electronics, and transportation. We actively pursue a sustainable approach to managing our diverse global footprint of world-class resources. In conjunction with our highly experienced and talented global teams, our deep-seated values, and our collaborative customer relationships, we create value-added and performance-based solutions that enable a safer and more sustainable future.

We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.

Forward-Looking Statements
Some of the information presented in this press release, including, without limitation, information related to the transaction, plans and anticipated benefits in relation to the transaction, the targeted close date for the transaction and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed herein. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes priorities, financial, and operating performance of Albemarle’s major customers and industries and markets served by Albemarle; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for Albemarle’s products or the end-user markets in which its products are sold; the availability of financing; the satisfaction of conditions to completion, including regulatory approvals; the occurrence of regulatory actions, proceedings, claims, or litigation; and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under "Risk Factors" in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contact: Hailey Quinn, +1 (980) 299-5640, Hailey.Quinn@albemarle.com

Investor Relations Contact: David Burke, +1 (980) 299-5533, David.Burke@albemarle.com